Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Bill Harrod, President

First Capital, Inc. and First Harrison Bank

(812) 738-2198

First Capital, Inc. and First Harrison Bank Welcomes New Board Member

First Capital, Inc. and First Harrison Bank’s board of directors approved Jill Saegesser as the board’s newest member on Monday.

“We’re very excited to have Jill on board,” said First Capital, Inc. and First Harrison Bank President and CEO Bill Harrod. “Her civic interests and development background will provide the board with a unique perspective on economic development initiatives.”

Jill Saegesser is currently Vice President of Redevelopment and Grant Services for The Wheatley Group, LLC. She also serves on the Board of Directors of the Homeless Coalition of Southern Indiana. She holds a Bachelor of Science degree in Public Financial Management from Indiana University. Additionally, her strong ties to the local community and to many governmental agencies will provide valuable insight regarding local businesses and community partnerships.

First Harrison Bank was established in 1891 and now has 18 branch locations in Southern Indiana and Bullitt County, Kentucky.